SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)—June 9, 2003

MULTILINK TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its Charter)

California	000-31851	95-4522566
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

300 Atrium Drive, 2nd Floor, Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 537-3700

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5.    Other Events

On June 9, 2003, Multilink Technology Corporation (“Multilink”) announced that it has entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Vitesse Semiconductor Corporation (“Vitesse”), Multilink and Margaux Acquisition Corporation, a wholly-owned direct subsidiary of Vitesse (“Merger Subsidiary”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Subsidiary will be merged with and into Multilink, with Multilink being the surviving corporation of such merger (the “Merger”), and, as a result of the Merger, Multilink will become a wholly-owned subsidiary of Vitesse. At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of Class A common stock, or Class B common stock of Multilink (“Multilink Common Stock”) will be converted into the right to receive 0.5493 of a share of common stock of Vitesse.

Certain shareholders of Multilink have entered into voting agreements (the “Voting Agreements”) with Vitesse pursuant to which, among other things, they have agreed to vote in favor of the Merger all shares of Multilink Common Stock which they are entitled to vote. As of June 9, 2003, such shareholders were entitled to vote shares representing approximately 43.1% of the votes of Multilink’s Class A common stock entitled to be cast and approximately 78.9% of the votes of Multilink’s Class B common stock entitled to be cast.

A press release announcing the execution of the Merger Agreement and related agreements was issued on June 9, 2003 and is attached hereto as Exhibit 99.1. A copy of the Merger Agreement is attached hereto as Exhibit 2.1, and a copy of the Voting Agreements are attached hereto as Exhibits 2.2 and 2.3. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 7.    Exhibits.

(a)    Not Applicable.

(b)    Not Applicable.

(c)    Exhibits.

Number	Description
2.1	Agreement and Plan of Merger, dated as of June 9, 2003, by and among Vitesse Semiconductor Corporation, Margaux Acquisition Corporation and Multilink Technology Corporation.

2.2	Voting Agreement, dated as of June 9, 2003, by and among Vitesse Semiconductor Corporation and Richard N. Nottenburg, Jens Albers, Brentwood Affiliates Fund III, L.P., Brentwood Associates IX, L.P., Redpoint Ventures I, L.P., Redpoint Associates I, LLC, Redpoint Technology Partners A-1, L.P., and Redpoint Technology Partners Q-1, L.P.

2.3	Voting Agreement, dated as of June 9, 2003, by and between Vitesse Semiconductor Corporation and Northrop Grumman Space & Mission Systems Corporation.

99.1	Joint press release issued by Vitesse Semiconductor Corporation and Multilink Technology Corporation on June 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MULTILINK TECHNOLOGY CORPORATION

Date: June 9, 2003	By:	/s/ Richard N. Nottenburg

Name: Richard N. Nottenburg Title: President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, dated as of June 9, 2003, by and among Vitesse Semiconductor Corporation, Margaux Acquisition Corporation and Multilink Technology Corporation.

2.2	Voting Agreement, dated as of June 9, 2003, by and among Vitesse Semiconductor Corporation and Richard N. Nottenburg, Jens Albers, Brentwood Affiliates Fund III, L.P., Brentwood Associates IX, L.P., Redpoint Ventures I, L.P., Redpoint Associates I, LLC, Redpoint Technology Partners A-1, L.P., and Redpoint Technology Partners Q-1, L.P.

2.3	Voting Agreement, dated as of June 9, 2003, by and between Vitesse Semiconductor Corporation and Northrop Grumman Space & Mission Systems Corporation.

99.1	Joint press release issued by Vitesse Semiconductor Corporation and Multilink Technology Corporation on June 9, 2003.

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